UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
                  Date of Earliest Event Reported: May 10, 2007


                            TONGA CAPITAL CORPORATION
             (Exact name of registrant as specified in its charter)



              Colorado               000-50619           84-1069035
-----------------------------     ----------------- ---------------------------
(State or other jurisdiction of   (Commission File  (IRS Employer Identification
 incorporation)                    Number)           Number)


              2600 S. Shore Blvd, Suite 100, League City, TX 77573

               (Address of Principal Executive Offices) (Zip Code)



                                 (281) 334-5161
               Registrant's telephone number, including area code



          (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[    ]  Written communications  pursuant to Rule 425 under the Securities Act
        (17 CFR 230.425)

[    ]  Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
        CFR 240.14a-12)

[    ]  Pre-commencement  communications  pursuant  to Rule  14d-2(b)  under the
        Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement  communications  pursuant  to Rule  13e-4(c)  under the
        Exchange Act (17 CFR 240.13e-4(c))

Section 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 10, 2007, the following individuals were appointed to the Board of Directors of Tonga Capital Corporation ("the Company"), which is ten days after the mailing of the 14f Notice.

BARENT W. CATER - President and Chief Executive Officer, (Director and Chairman of the Board) - Age 53

Mr. Cater has been appointed the Chairman of the Board of Directors. Mr. Cater is a retired Managing Partner with Accenture, which is now Accenture Ltd. (NYSE:
ACN), where he spent 24 years providing operational and technology consulting services to some of the world's largest companies. During his career with Accenture, he held numerous positions including most recently Founding General Partner of Accenture Technology Ventures, were he was responsible for
Accenture's Supply Chain, B2B and Oil and Gas related venture investments. In this capacity he evaluated investment opportunities, managed Accenture's investments, participated on portfolio company boards, assisted in fund raising activities and provided assistance to portfolio company management teams. Mr. Cater was also Global Managing Partner Business Development, Managing Partner Outsourcing Sales North America, and Managing Partner Capital Markets. Mr. Cater also served as CEO of an Accenture affiliated company "Epvalue" which provided outsourced procurement services for US and European companies. He was also Accenture's lead in the formation of Avanade, a joint venture company created with Microsoft focused on providing technology solutions for businesses. Mr. Cater holds a BS in Economics and an MBA in Finance from Texas A&M University.

Mr. Cater is the brother of Mr. Stuart Cater, the Company's Chief Financial Officer.

RICHARD C. CILENTO - Age 45

Mr. Cilento serves as a director of the Company. He is currently the President, Chief Executive Officer and Founder of FuelQuest, Inc. FuelQuest provides on-demand supply chain management and tax automation software and services for suppliers, distributors, fuel buyers, and traders in Global Downstream Energy. Mr. Cilento brought a broad scope of experience in technology, operations and business development to his role as President and Chief Executive Officer of FuelQuest. He is a co-founder of The Bollard Group, which provides investment banking services to petroleum distribution companies and other high-growth business ventures. Prior to co-founding The Bollard Group, he held senior-management positions with several technology firms, including Xerox Corp, where he served as Vice President of Strategic Services. Prior to that, he was the Vice President of Corporate Services for XLConnect Solutions, where he served as the lead technologist for advanced systems and managed the organization through its Initial Public Offering and its eventual merger with Xerox, forming Xerox Connect Solutions. Mr. Cilento began his career at NASA, where he and his team were responsible for redesigning NASA's Mission Control Center and implementing NASA's Software Management Plan. He holds a BS degree in Aeronautical and Astronomical Engineering from the University of Illinois, an MBA at the University of Houston and serves on the advisory boards for several internet-based companies.

RICHARD A. ROBERT, CPA - Age 41

Mr. Robert serves as a director of the Company. He is a financial executive with expertise in acquisitions, divestitures, economic analysis, capital formation via debt and equity markets, and financial risk management. Through the course of his career, he has dealt extensively with Wall Street analysts, investment bankers, and commercial bankers. He is currently the Executive Vice-President and Chief Financial Officer of Vanguard Natural Resources, LLC, which is a natural gas and oil production company focused on the development and exploitation of mature long-lived natural gas and oil reserves in the Appalachian basin. In addition, he is the current co-owner and co-founder of Cova Hand-Selected Wines, Custom Living Properties, LP and Lifewear Products, LP. He served as the Interim Chief Financial Officer of Massey Energy Company, a coal company in the United States. Mr. Robert was the Vice-President of Finance of Enbridge US, Inc. ("Enbridge") after Enbridge's acquisition of Midcoast Energy Resources, Inc ("Midcoast"). Enbridge is an energy company based in Calgary, Alberta. Mr. Robert served as the Chief Financial Officer and Treasurer of Midcoast. Midcoast was a growth-oriented energy company engaged in the transportation, gathering, processing, and marketing of natural gas and other petroleum products. He was involved in the merger by and between Midcoast and Enbridge. Mr. Robert began his career with Arthur Andersen, LLP as an energy auditor. He holds a BBA from Southwest Texas State University with a Concentration in Accounting.

JACKSON L. WILSON, JR.  - Age 59

Mr. Wilson serves as a director of the Company. From 1975 through August 2004, when he retired, Mr. Wilson served in various roles at Accenture Ltd. including Managing Partner - Accenture Technology Ventures, Corporate Development Officer and, most recently, Chief Executive Officer - Business Process Outsourcing. Mr. Wilson has served as a director and Audit Committee Chairman of i2 Technologies Inc. since April 2005, as a director of Seraph Group since June 2005 and as a director of Garrison Enterprises since May 2007. Mr. Wilson formerly served on several public company boards, including Accenture LTD, Security First and SeeBeyond Technologies and numerous private company boards.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.



                             TONGA CAPITAL CORPORATION


                             By:      /s/ Barent W. Cater
                                          Barent W. Cater, President and
                                          Chief Executive Officer


 Date: June 13, 2007